UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2013

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Amendment to Thomas H. Werner’s Employment Agreement

On October 24, 2013, at the request of Mr. Werner, the Company entered into a First Amendment to the Employment Agreement (the “Amendment”) with Thomas H. Werner, the Company's Chief Executive Officer, to amend Mr. Werner’s Employment Agreement, dated August 28, 2008, with the Company (the “Employment Agreement”). The Amendment provides that, effective August 28, 2014 (the date on which the Employment Agreement would be due to renew in accordance with its terms), the amount of severance benefits that Mr. Werner is entitled to receive under the Employment Agreement in the event of a qualifying termination shall be reduced, with his lump-sum cash severance benefit decreased to reflect 24 months of his then-current base salary (decreased from 36 months of his then-current base salary) and two times his target annual bonus (decreased from three times his target annual bonus) and his period of subsidized COBRA benefits decreased from a period of up to 36 months to a period of up to 24 months.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: October 24, 2013	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer